Press Release

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

Bill Barrett Corporation Announces Second Quarter 2017 Earnings
Release and Conference Call

DENVER - July 13, 2017 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that the Company plans to issue its second quarter 2017 financial and operating results press release after the market close on Tuesday, August 1, 2017. The Company will host a conference call on Wednesday, August 2, 2017, to discuss the results. The call is scheduled at 10:00 a.m. Eastern time (8:00 a.m. Mountain time). Please join the webcast conference call live at www.billbarrettcorp.com, accessible from the Investor Relations page. To join by telephone, call 855-760-8152 (631-485-4979 international callers) with passcode 53628131. A replay of the call will be available through August 9, 2017, at 855-859-2056 (404-537-3406 international) with passcode 53628131.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.